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                            PATRUSKY, MINTZ & SEMEL
                          CERTIFIED PUBLIC ACCOUNTANTS
                              22 CORTLANDT STREET
                              NEW YORK, N.Y. 10007



                                                             (212) 732-2600
                                                             TELEX 6971510
                                                          TELEFAX (212) 374-1967












                       CONSENT OF INDEPENDENT ACCOUNTANTS




     We hereby consent to the incorporation by reference in the Schedule 13E-3 Transaction Statement of Uniflex, Inc., of our report dated March 5, 1999.







/s/ Patrusky, Mintz & Semel
-------------------------
Patrusky, Mintz & Semel
June 2, 1999